


                                                                               TIME:    17:39:10

 FUND CODE/NAME:     520/SCUDDER INTERNATIONAL EQUITY FD-INST1

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

0                                                   ***  NO SHAREOWNERS SELECTED ***
0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     393
                                 TOTAL NUMBER OF SHARES FOR FUND               :         22,274,522.3010
                                                                                         TIME:    17:39:10

 FUND CODE/NAME:     525/SCUDDER INTERNATIONAL EQUITY FUND-INST

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

            19176-0     CHARLES SCHWAB & CO                     ###-##-####        5323/SF BULKS       090             754,454.1970
                        OMNIBUS ACCOUNT REINVEST
                        ATTN: MUTUAL FUND ACCT MGMT TEAM                                                               34.52 %
                        101 MONTEGOMERY STREET
                        333-8
                        SAN FRANCISCO CA  94104


0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                     407
                                 TOTAL NUMBER OF SHARES FOR FUND               :          2,185,626.5870

